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                                                                    EXHIBIT 23.4

                      [LETTERHEAD OF RYDER SCOTT COMPANY]

                   INDEPENDENT PETROLEUM ENGINEER'S CONSENT

          We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Southern Mineral Corporation, a Nevada corporation (the "Company"), of the references to this firm and to its reports listed below for the Company's estimated domestic proved reserves contained in the Annual Report on Form 10-K for the year ended December 31, 1999.

          1.   Report of Ecuador reserves as of January 1, 1998.

          2.   Audit of certain domestic reserves as of January 1, 1999.


                                             /s/ Ryder Scott Company L.P.

                                             RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS

March 29, 2000